Exhibit 99.1
Motorola Announces Third-Quarter Financial Results
•	Third-quarter sales of $7.5 billion

•	Positive operating cash flow of $180 million; total cash position of $7.6 billion

•	Separation of the businesses targeted beyond 2009

•	Implementing further cost reductions with an estimated annual savings of $800 million in 2009

•	Mobile Devices sales of $3.1 billion; shipped 25.4 million handsets

•	Home and Networks Mobility sales of $2.4 billion; operating earnings increased to $263 million, an increase of 65 percent compared to the third quarter of last year

•	Enterprise Mobility Solutions sales of $2.0 billion; operating earnings increased to $403 million, an increase of 23 percent compared to the third quarter of last year
SCHAUMBURG, Ill. – October 30, 2008 – Motorola, Inc. (NYSE: MOT) today reported sales of $7.5 billion in the third quarter of 2008. The GAAP net loss from continuing operations in the third quarter of 2008 was $397 million, or a loss of $0.18 per share. This included net charges of $0.23 per share from highlighted items, which are outlined in the table at the end of this press release.
Greg Brown, Motorola’s co-chief executive officer and CEO of Broadband Mobility Solutions, said, “The company had positive operating cash flow of $180 million and ended the quarter with a total cash* position of $7.6 billion. Our balance sheet and liquidity position give us agility and flexibility in today’s weakened global economy and turbulent financial markets. In addition, we benefit from a global customer base and a broad portfolio of products and solutions that meet the needs of our customers.”
Brown added, “In the third quarter, we continued to expand operating margins in our Home and Networks Mobility and Enterprise Mobility Solutions segments. While we will continue to prioritize investments on opportunities for growth, we are also improving our cost structure across the company by implementing further cost reductions. The initiatives announced today, together with prior actions, will result in total estimated annual savings of $800 million in 2009.”
Sanjay Jha, Motorola’s co-chief executive officer and CEO of Mobile Devices, said, “While our strategic intent to separate the company remains intact, we are no longer targeting the third quarter of 2009, primarily due to the macro-economic environment, stresses in the financial markets and the changes underway in Mobile Devices. We have made progress on various elements of the separation plan and will continue to prepare for a potential transaction at the appropriate timeframe that serves the best interests of the company and its shareholders.”
Jha added, “As part of our plan to rebuild Mobile Devices, we have announced significant actions to accelerate the consolidation of our product platforms and refocus our investment and market priorities. These efforts will result in a leaner organization with a more competitive and cost-effective product portfolio.”
Operating results
Mobile Devices segment sales were $3.1 billion, down 31 percent compared to the year-ago quarter. The segment reported an operating loss of $840 million, compared to an operating loss of $248 million in the year-ago quarter. The loss this quarter includes significant charges, primarily related to decisions and plans to consolidate silicon and software platforms and simplify the product portfolio.
Mobile Devices highlights:
•	Shipped 25.4 million handsets and began shipping 16 new products to key markets, including three new 3G devices

•	Launched Motorola KRAVE™ ZN4, which features two layers of touch — on an interactive clear flip outside and a full touch-screen inside

•	Expanded our ROKR portfolio with three new music-optimized devices, the MOTOROKR EM30, MOTOROKR EM28 and MOTOROKR EM25

•	Delivered several additional CDMA and companion products, including Motorola Rapture™ VU30, MOTO™ VU204 and MOTOPURE™ H15 Universal Bluetooth® Headset

•	Announced AURA™, a high-tier mobile device with timeless, classic design
Home and Networks Mobility segment sales were $2.4 billion, down 1 percent compared to the year-ago quarter. Operating earnings increased to $263 million, which represents an increase of 65 percent, compared to operating earnings of $159 million in the year-ago quarter.
Home and Networks Mobility highlights:
•	Expanded operating margin year-over-year from 7 percent of sales to 11 percent of sales

•	Shipped 4.1 million digital entertainment devices, compared to 2.7 million in the year-ago quarter, due to continued strong demand for HD, HD/DVR and IPTV devices

•	Signed multiple contracts worth $431 million with China Mobile Communications Corporation for its GSM network upgrades and expansion

•	Announced the multimedia set-top platform and its first implementation with KDDI, an operator in Japan

•	Won IPTV contract with Deutsche Telekom in Germany
Enterprise Mobility Solutions segment sales were $2.0 billion, up 4 percent compared to the year-ago quarter. Operating earnings increased to $403 million, which represents an increase of 23 percent, compared to operating earnings of $328 million in the year-ago quarter.
Enterprise Mobility Solutions highlights:
•	Expanded operating margin year-over-year from 17 percent of sales to 20 percent of sales

•	Continued to realize strong international demand in the government and public safety markets

•	Launched APX™, the industry’s first Project 25 multi-band radio with multi-agency interoperability, dual-sided portable operation and integrated GPS

•	Completed acquisition of AirDefense, a leading wireless LAN security provider, subsequent to the end of the quarter

•	Signed a definitive agreement to sell the biometrics business to SAFRAN, subsequent to the end of the quarter
Fourth-quarter and full-year 2008 outlook
The company expects to report earnings from continuing operations in the range of $0.02 to $0.04 per share in the fourth quarter of 2008 and full year earnings per share in the range of $0.05 to $0.07. This outlook excludes any reorganization of business charges associated with the company’s operating expense reduction initiatives, as well as any other items of the variety highlighted by the company in its quarterly earnings releases.
Consolidated GAAP results
A comparison of results from operations is as follows:

	Third Quarter
(In millions, except per share amounts)	2008	2007
Net sales	$7,480	$8,811
Gross margin	1,803	2,505
Operating loss	(452)	(10)
Earnings (loss) from continuing operations	(397)	40
Net earnings (loss)	(397)	60
Diluted earnings (loss) per common share:
Continuing operations	$(0.18)	$0.02
Discontinued operations	—	0.01

	Third Quarter
(In millions, except per share amounts)	2008	2007
	$(0.18)	$0.03

Weighted average diluted common shares outstanding	2,265.9	2,318.4

Highlighted Items

EPS Impact Exp/(Inc)
Software and silicon platform consolidation charge	$(0.11)
Settlement of Freescale purchase commitment	(0.04)
Impairment of Sigma Fund investments	(0.05)
Asset impairments	(0.04)
Reorganization of business charges	(0.01)
Separation-related transaction costs	(0.01)
Reversal of tax-related interest accruals	0.01
Gain on the sale of PP&E	0.01
Tax-related benefits	0.01

$(0.23)

Conference call and webcast
Motorola will host its quarterly conference call beginning at 8 a.m., Eastern Time (USA) on Thursday, October 30, 2008. The conference call will be webcast live with audio and slides at www.motorola.com/investor.
Definitions

*	Total cash equals Cash and cash equivalents plus Sigma fund (current and non-current) plus Short-term investments
Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements about: 1) cost savings from cost reduction actions; 2) the timeframe for our plans to separate the Company; and 3) Motorola’s financial outlook for the fourth quarter and full year of 2008. Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 27 in Item 1A of Motorola’s 2007 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the Company’s ability to improve financial performance and increase market share in its Mobile Devices business, particularly in light of anticipated slowing demand in the global handset market; (2) the level of demand for the Company’s products, particularly in light of global economic conditions which may lead consumers, businesses and governments to defer purchases in response to tighter credit and negative financial news; (3) the Company’s ability to introduce new products and technologies in a timely manner; (4) the possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (5) unexpected negative consequences from the Company’s ongoing restructuring and cost-reduction activities, including as a result of significant restructuring at the Mobile Devices business; (6) negative impact on the Company’s business from the ongoing global financial crisis and severe tightening in the credit markets, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) reduced value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of Company’s debt and equity investments could differ significantly from the fair values currently assigned to them, including as a result of additional impairments in the Company’s Sigma Fund; (v) counterparty failures negatively impacting the Company’s financial position; and (vi) increased cost to the Company to obtain financing; (7) the economic outlook for the telecommunications and broadband industries; (8) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (9) risks related to dependence on certain key suppliers; (10) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the Company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of the strengthening U.S. dollar on the Company when competing for business in foreign markets; (16) the impact on the Company from continuing hostilities in countries where the Company does business; (17) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
About Motorola
Motorola is known around the world for innovation in communications. The company develops technologies, products and services that make mobile experiences possible. Our portfolio includes communications infrastructure, enterprise mobility solutions, digital set-tops, cable modems, mobile devices and Bluetooth accessories. Motorola is committed to delivering next generation communication solutions to people, businesses and governments. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.6 billion in 2007. For more information about our company, our people and our innovations, please visit www.motorola.com.
# # #
Media contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
jennifer.erickson@motorola.com
Investor contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	September 27, 2008	June 28, 2008	September 29, 2007
Net sales	$7,480	$8,082	$8,811
Costs of sales	5,677	5,757	6,306

Gross margin	1,803	2,325	2,505

Selling, general and administrative expenses	1,044	1,115	1,210
Research and development expenditures	999	1,048	1,100
Separation-related transaction costs	21	20	—
Other charges	111	56	115
Intangibles amortization and IPR&D	80	81	90

Operating earnings (loss)	(452)	5	(10)

Other income (expense):
Interest income (expense), net	18	(10)	7
Gains on sales of investments and businesses, net	7	39	5
Other	(173)	(85)	6

Total other income (expense)	(148)	(56)	18

Earnings (loss) from continuing operations before income taxes	(600)	(51)	8

Income tax benefit	(203)	(55)	(32)

Earnings (loss) from continuing operations	(397)	4	40

Earnings from discontinued operations, net of tax	—	—	20

Net earnings (loss)	$(397)	$4	$60

Earnings (loss) per common share
Basic:
Continuing operations	$(0.18)	$0.00	$0.02
Discontinued operations	—	—	0.01

	$(0.18)	$0.00	$0.03

Diluted:
Continuing operations	$(0.18)	$0.00	$0.02
Discontinued operations	—	—	0.01

	$(0.18)	$0.00	$0.03

Weighted average common shares outstanding
Basic	2,265.9	2,262.6	2,290.2
Diluted	2,265.9	2,269.5	2,318.4

Dividends paid per share	$0.05	$0.05	$0.05

	Percentage of Net Sales*

Net sales	100%	100%	100%
Costs of sales	75.9%	71.2%	71.6%

Gross margin	24.1%	28.8%	28.4%

Selling, general and administrative expenses	14.0%	13.8%	13.7%
Research and development expenditures	13.4%	13.0%	12.5%
Separation-related transaction costs	0.3%	0.2%	0.0%
Other charges	1.5%	0.7%	1.3%
Intangibles amortization and IPR&D	1.1%	1.0%	1.0%

Operating earnings (loss)	-6.0%	0.1%	-0.1%

Other income (expense):
Interest income (expense), net	0.2%	-0.1%	0.1%
Gains on sales of investments and businesses, net	0.1%	0.5%	0.1%
Other	-2.3%	-1.1%	0.1%

Total other income (expense)	-2.0%	-0.7%	0.2%

Earnings (loss) from continuing operations before income taxes	-8.0%	-0.6%	0.1%
Income tax benefit	-2.7%	-0.7%	-0.4%

Earnings (loss) from continuing operations	-5.3%	0.0%	0.5%

Earnings from discontinued operations, net of tax	0.0%	0.0%	0.2%

Net earnings (loss)	-5.3%	0.0%	0.7%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Nine Months Ended
	September 27, 2008	September 29, 2007
Net sales	$23,010	$26,976
Costs of sales	16,737	19,564

Gross margin	6,273	7,412

Selling, general and administrative expenses	3,342	3,819
Research and development expenditures	3,101	3,332
Separation-related transaction costs	41	—
Other charges	261	418
Intangibles amortization and IPR&D	244	377

Operating loss	(716)	(534)

Other income (expense):
Interest income, net	6	80
Gains on sales of investments and businesses, net	65	9
Other	(267)	22

Total other income (expense)	(196)	111

Loss from continuing operations before income taxes	(912)	(423)

Income tax benefit	(325)	(207)

Loss from continuing operations	(587)	(216)

Earnings from discontinued operations, net of tax	—	67

Net loss	$(587)	$(149)

Earnings (loss) per common share
Basic:
Continuing operations	$(0.26)	$(0.09)
Discontinued operations	—	0.03

	$(0.26)	$(0.06)

Diluted:
Continuing operations	$(0.26)	$(0.09)
Discontinued operations	—	0.03

	$(0.26)	$(0.06)

Weighted average common shares outstanding
Basic	2,262.1	2,322.7
Diluted	2,262.1	2,322.7

Dividends paid per share	$0.15	$0.15

	Percentage of Net Sales*

Net sales	100%	100%
Costs of sales	72.7%	72.5%

Gross margin	27.3%	27.5%

Selling, general and administrative expenses	14.5%	14.2%
Research and development expenditures	13.5%	12.4%
Separation-related transaction costs	0.2%	0.0%
Other charges	1.1%	1.5%
Intangibles amortization and IPR&D	1.1%	1.4%

Operating loss	-3.1%	-2.0%

Other income (expense):
Interest income, net	0.0%	0.3%
Gains on sales of investments and businesses, net	0.3%	0.0%
Other	-1.2%	0.1%

Total other income (expense)	-0.9%	0.4%

Loss from continuing operations before income taxes	-4.0%	-1.6%
Income tax benefit	-1.4%	-0.8%

Loss from continuing operations	-2.6%	-0.8%

Earnings from discontinued operations, net of tax	0.0%	0.2%

Net loss	-2.6%	-0.6%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 27,	June 28,	September 29,
	2008	2008	2007
Assets
Cash and cash equivalents	$2,974	$2,757	$2,315
Sigma Fund	3,427	3,856	5,021
Short-term investments	735	595	1,063
Accounts receivable, net	4,330	4,495	5,165
Inventories, net	2,649	2,758	2,995
Deferred income taxes	1,954	1,882	1,873
Other current assets	3,799	3,876	3,233

Total current assets	19,868	20,219	21,665

Property, plant and equipment, net	2,505	2,575	2,536
Sigma Fund	483	555	—
Investments	715	746	951
Deferred income taxes	3,060	3,074	2,472
Goodwill	4,351	4,358	4,676
Other assets	2,137	2,212	2,469

Total assets	$33,119	$33,739	$34,769

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$189	$145	$1,523
Accounts payable	3,834	3,806	3,671
Accrued liabilities	7,850	7,623	7,707

Total current liabilities	11,873	11,574	12,901

Long-term debt	3,988	3,971	2,628
Other liabilities	2,599	2,990	4,196

Stockholders’ equity	14,659	15,204	15,044

Total liabilities and stockholders’ equity	$33,119	$33,739	$34,769

Financial Ratios*:
Days Sales Outstanding (including net Long-term receivables)	53	50	53
Cash Conversion Cycle[1]	38	34	43
ROIC	3%	3%	7%
Net Cash	$3,442	$3,647	$4,248

[1]	Excludes the excess inventory charge in the Mobile Devices segment.

*	Defined in the Financial Ratios Definitions table

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	September 27, 2008	June 28, 2008	September 29, 2007
Operating
Net earnings (loss)	$(397)	$4	$60
Less: Earnings from discontinued operations	—	—	20

Earnings (loss) from continuing operations	(397)	4	40
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	208	212	236
Non-cash other charges	480	117	27
Share based compensation expense	54	88	80
Gains on sales of investments and businesses, net	(7)	(39)	(5)
Deferred income taxes	(27)	(192)	(177)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	171	246	338
Inventories	(183)	183	25
Other current assets	76	(104)	(557)
Accounts payable and accrued liabilities	271	(159)	305
Other assets and liabilities	(466)	(152)	30

Net cash provided by operating activities from continuing operations	180	204	342

Investing
Acquisitions and investments, net	(6)	(34)	(246)
Proceeds from sales of investments and businesses	12	51	14
Distributions from investments	30	81	—
Capital expenditures	(156)	(120)	(123)
Proceeds from sales of property, plant and equipment	116	—	50
Proceeds from sales (purchases) of Sigma Fund investments, net	335	156	(192)
Purchases of short-term investments, net	(140)	(130)	—

Net cash provided by (used for) investing activities from continuing operations	191	4	(497)

Financing
Net proceeds from (repayment of) commercial paper and short-term borrowings	44	(27)	(259)
Repayment of debt	—	—	5
Issuance of common stock	4	76	77
Purchase of common stock	—	—	(118)
Payment of dividends	(113)	(113)	(115)
Distribution to discontinued operations	(16)	(6)	—
Other, net	(2)	—	8

Net cash used for financing activities from continuing operations	(83)	(70)	(402)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(71)	(74)	102

Net increase (decrease) in cash and cash equivalents	217	64	(455)
Cash and cash equivalents, beginning of period	2,757	2,693	2,770

Cash and cash equivalents, end of period	$2,974	$2,757	$2,315

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 27, 2008	September 29, 2007
Operating
Net loss	$(587)	$(149)
Less: Earnings from discontinued operations	—	67

Loss from continuing operations	(587)	(216)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:`
Depreciation and amortization	624	682
Non-cash other charges	596	159
Share based compensation expense	220	237
Gains on sales of investments and businesses, net	(65)	(9)
Deferred income taxes	(497)	(552)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	1,044	2,754
Inventories	(46)	456
Other current assets	(194)	(367)
Accounts payable and accrued liabilities	(524)	(3,108)
Other assets and liabilities	(530)	279

Net cash provided by operating activities from continuing operations	41	315

Investing
Acquisitions and investments, net	(180)	(4,483)
Proceeds from sales of investments and businesses	83	75
Distributions from investments	112	—
Capital expenditures	(387)	(393)
Proceeds from sales of property, plant and equipment	121	123
Proceeds from sales of Sigma Fund investments, net	1,122	7,154
Purchases of short-term investments, net	(123)	(443)

Net cash provided by investing activities from continuing operations	748	2,033

Financing
Repayment of commercial paper and short-term borrowings	(37)	(162)
Repayment of debt	(114)	(167)
Issuance of common stock	86	289
Purchase of common stock	(138)	(2,478)
Payment of dividends	(340)	(354)
Distribution to discontinued operations	(26)	(62)
Other, net	1	25

Net cash used for financing activities from continuing operations	(568)	(2,909)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	1	60

Net increase (decrease) in cash and cash equivalents	222	(501)
Cash and cash equivalents, beginning of period	2,752	2,816

Cash and cash equivalents, end of period	$2,974	$2,315

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Net sales by reportable business segment for the three and nine months ended September 27, 2008 and September 29, 2007.

	Net Sales
	Three Months Ended	Three Months Ended	% Change from
	September 27, 2008	September 29, 2007	2007
Mobile Devices	$3,116	$4,496	-31%
Home and Networks Mobility	2,369	2,389	-1%
Enterprise Mobility Solutions	2,030	1,954	4%

Segment Totals	7,515	8,839	-15%
Other and Eliminations	(35)	(28)	25%

Company Totals	$7,480	$8,811	-15%

	Net Sales
	Nine Months Ended	Nine Months Ended	% Change from
	September 27, 2008	September 29, 2007	2007
Mobile Devices	$9,749	$14,177	-31%
Home and Networks Mobility	7,490	7,290	3%
Enterprise Mobility Solutions	5,878	5,591	5%

Segment Totals	23,117	27,058	-15%
Other and Eliminations	(107)	(82)	30%

Company Totals	$23,010	$26,976	-15%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Operating earnings (loss) by reportable business segment for the three and nine months ended September 27, 2008 and September 29, 2007.

	Operating Earnings (Loss)
	Three Months Ended	Three Months Ended
	September 27, 2008	September 29, 2007
Mobile Devices	$(840)	$(248)
Home and Networks Mobility	263	159
Enterprise Mobility Solutions	403	328

Segment Totals	(174)	239
Other and Eliminations	(278)	(249)

Company Totals	$(452)	$(10)

	Operating Earnings (Loss)
	Nine Months Ended	Nine Months Ended
	September 27, 2008	September 29, 2007
Mobile Devices	$(1,604)	$(813)
Home and Networks Mobility	661	517
Enterprise Mobility Solutions	1,030	762

Segment Totals	87	466
Other and Eliminations	(803)	(1,000)

Company Totals	$(716)	$(534)

Motorola, Inc. and Subsidiaries
Financial Ratios Definitions
Net Cash
Net Cash = Total cash* - Total debt**

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments
**	Total debt = Notes payable and current portion of long-term debt + Long-term Debt
Cash Conversion Cycle
Cash Conversion Cycle = DSO + DIO — DPO
Days sales outstanding (DSO) = (Accounts receivable + Long-term receivables) / (Three months of Net sales / 90)
Days sales in inventory (DSI) = Inventory / (Three months of Cost of sales / 90)
Days payable outstanding (DPO) = Accounts payable / (Three months of Cost of sales / 90)
Return on Invested Capital (ROIC)

Rolling ROIC =	(12 mth rolling Operating earnings (loss) excluding highlighted items and including Foreign currency gain/(loss)) tax affected

4 quarter average of (Stockholders’ equity + Total debt* - Excess cash**)

* Total debt =	Notes payable and current portion of long-term debt + Long-term Debt
** Excess cash =	Rolling 4 quarter average of (Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments) - 5% of rolling Net sales